THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

ARTICLES SUPPLEMENTARY

THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:              Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified an aggregate of 400,000,000 authorized but unissued shares of capital stock, $.001 par value per share, into (a) 125,000,000 shares of “Class L Common Stock” of the Dryden Active Allocation Fund series of shares of the Corporation (the “Active Allocation Fund”), (b) 125,000,000 shares of “Class M Common Stock” of the Active Allocation Fund, (c) 75,000,000 shares of “Class X Common Stock” of the Active Allocation Fund, and (d) 75,000,000 shares of “New Class X Common Stock” of the Active Allocation Fund, as set forth in these Articles Supplementary.

SECOND:         Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article IV, Section 2 of the Charter, the Board of Directors has duly reclassified an aggregate of 300,000,000 authorized but unissued shares of capital stock, $.001 par value per share, into (a) 100,000,000 shares of “Class R Common Stock” of the JennisonDryden Conservative Allocation Fund series of shares of the Corporation (the “Conservative Fund”), (b) 100,000,000 shares of “Class R Common Stock” of the JennisonDryden Moderate Allocation Fund series of shares of the Corporation (the “Moderate Fund”), (c) 100,000,000 shares of “Class R Common Stock” of the JennisonDryden Growth Allocation Fund series of shares of the Corporation (the “Growth Fund” and, together with the Conservative Fund and the Moderate Fund, the “JennisonDryden Funds”), as set forth in these Articles Supplementary.

THIRD:             Prior to the reclassification authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 6,250,000,000 shares of Common Stock, par value $.001 per share, having an aggregate par value of $6,250,000, classified and designated as follows:

Jennison Growth Fund

Class A Common Stock	208,333,334 shares
Class B Common Stock	208,333,334 shares
Class C Common Stock	208,333,333 shares
Class I Common Stock	208,333,333 shares
Class R Common Stock	208,333,333 shares
Class Z Common Stock	208,333,333 shares
Total	1,250,000,000 shares

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Jennison Equity Opportunity Fund

Class A Common Stock	200,000,000 shares
Class B Common Stock	200,000,000 shares
Class C Common Stock	200,000,000 shares
Class R Common Stock	200,000,000 shares
Class Z Common Stock	200,000,000 shares
Total	1,000,000,000 shares

Dryden Active Allocation Fund

Class A Common Stock	200,000,000 shares
Class B Common Stock	200,000,000 shares
Class C Common Stock	200,000,000 shares
Class R Common Stock	200,000,000 shares
Class Z Common Stock	200,000,000 shares
Total	1,000,000,000 shares

JennisonDryden Conservative Allocation Fund

Class A Common Stock	250,000,000 shares
Class B Common Stock	250,000,000 shares
Class C Common Stock	250,000,000 shares
Class Z Common Stock	250,000,000 shares
Total	1,000,000,000 shares

JennisonDryden Moderate Allocation Fund

Class A Common Stock	250,000,000 shares
Class B Common Stock	250,000,000 shares
Class C Common Stock	250,000,000 shares
Class Z Common Stock	250,000,000 shares
Total	1,000,000,000 shares

JennisonDryden Growth Allocation Fund

Class A Common Stock	250,000,000 shares
Class B Common Stock	250,000,000 shares
Class C Common Stock	250,000,000 shares
Class Z Common Stock	250,000,000 shares
Total	1,000,000,000 shares

FOURTH:  As reclassified hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 6,250,000,000 shares of Common Stock, par value $.001 per share, having an aggregate par value of $6,250,000, classified and designated as follows:

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Jennison Growth Fund

Class A Common Stock	208,333,334 shares
Class B Common Stock	208,333,334 shares
Class C Common Stock	208,333,333 shares
Class I Common Stock	208,333,333 shares
Class R Common Stock	208,333,333 shares
Class Z Common Stock	208,333,333 shares
Total	1,250,000,000 shares

Jennison Equity Opportunity Fund

Class A Common Stock	200,000,000 shares
Class B Common Stock	200,000,000 shares
Class C Common Stock	200,000,000 shares
Class R Common Stock	200,000,000 shares
Class Z Common Stock	200,000,000 shares
Total	1,000,000,000 shares

Dryden Active Allocation Fund

Class A Common Stock	200,000,000 shares
Class B Common Stock	125,000,000 shares
Class C Common Stock	125,000,000 shares
Class L Common Stock	125,000,000 shares
Class M Common Stock	125,000,000 shares
Class R Common Stock	75,000,000 shares
Class X Common Stock	75,000,000 shares
New Class X Common Stock	75,000,000 shares
Class Z Common Stock	75,000,000 shares
Total	1,000,000,000 shares

JennisonDryden Conservative Allocation Fund

Class A Common Stock	250,000,000 shares
Class B Common Stock	250,000,000 shares
Class C Common Stock	250,000,000 shares
Class R Common Stock	100,000,000 shares
Class Z Common Stock	150,000,000 shares
Total	1,000,000,000 shares

JennisonDryden Moderate Allocation Fund

Class A Common Stock	250,000,000 shares
Class B Common Stock	250,000,000 shares
Class C Common Stock	250,000,000 shares
Class R Common Stock	100,000,000 shares
Class Z Common Stock	150,000,000 shares
Total	1,000,000,000 shares

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JennisonDryden Growth Allocation Fund

Class A Common Stock	250,000,000 shares
Class B Common Stock	250,000,000 shares
Class C Common Stock	250,000,000 shares
Class R Common Stock	100,000,000 shares
Class Z Common Stock	150,000,000 shares
Total	1,000,000,000 shares

FIFTH:              The terms of the shares of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock of the Active Allocation Fund as set by the Board of Directors, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, are as follows:

(a)          Except as set forth in Article IV, Section 1 of the Charter or as set forth in these Articles Supplementary, each share of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock of the Active Allocation Fund shall represent the same proportionate interest in the Corporation and have identical voting, dividend, liquidation and other rights as each share of Common Stock of the Corporation.

(b)	Notwithstanding anything in the Charter to the contrary:

(i) The shares of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock may be issued and sold subject to such different sales loads or charges, whether initial, deferred or contingent, or any combination thereof, as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940 and the rules adopted by the National Association of Securities Dealers, Inc.

(ii) Except as otherwise provided hereinafter, on or about the calendar quarter occurring after:

(A) the eighth anniversary of the day on which shares of Class M Common Stock were purchased by a holder thereof, such shares (including that number of shares of Class M Common Stock purchased through the reinvestment of dividends or other distributions or capital gains paid on all shares of Class M Common Stock ("Class M Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of shares of Class M Common Stock other than Class M Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of shares of Class M Common Stock other than Class M Dividend Shares held by such holder) shall automatically convert to shares of Class A Common Stock on the basis of the respective net asset values of the shares of Class M Common Stock and the shares of Class A Common Stock on the conversion date;

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(B) the eighth anniversary of the day on which shares of Class X Common Stock were purchased by a holder thereof, such shares (including that number of shares of Class X Common Stock purchased through the reinvestment of dividends or other distributions or capital gains paid on all shares of Class X Common Stock ("Class X Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of shares of Class X Common Stock other than Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of shares of Class X Common Stock other than Class X Dividend Shares held by such holder) shall automatically convert to shares of Class A Common Stock on the basis of the respective net asset values of the shares of Class X Common Stock and the shares of Class A Common Stock on the conversion date; and

(C) on the tenth anniversary of the day on which shares of New Class X Common Stock were purchased by a holder thereof, such shares (including that number of shares of New Class X Common Stock purchased through the reinvestment of dividends or other distributions or capital gains paid on all shares of New Class X Common Stock ("New Class X Dividend Shares") held by such holder multiplied by a fraction, the numerator of which is the number of shares of New Class X Common Stock other than New Class X Dividend Shares to be converted on the conversion date and the denominator of which is the aggregate number of shares of New Class X Common Stock other than New Class X Dividend Shares held by such holder) shall automatically convert to shares of Class A Common Stock on the basis of the respective net asset values of the shares of New Class X Common Stock and the shares of Class A Common Stock on the conversion date;

provided, however, that conversion of shares of Class M Common Stock, Class X Common Stock or New Class X Common Stock represented by stock certificates shall be subject to tender of certificate.

(iv) The shares of Class L Common Stock, Class M Common Stock, Class X Common Stock and New Class X Common Stock may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act of 1940.

SIXTH:             The terms of the shares of Class R Common Stock of each of the JennisonDryden Funds as set by the Board of Directors, including preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, are as set forth in the Charter. Pursuant to the Charter, the Board of Directors may establish such fees and sales charges for each share of Class R Common Stock in

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accordance with the Investment Company Act of 1940 and the applicable rules and regulations of the National Association of Securities Dealers, Inc..

SEVENTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on November 30, 2006.

WITNESS:	THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.
/s/ Deborah A. Docs	By: /s/ Judy A. Rice
Deborah A. Docs,	Judy A. Rice,
Secretary	President

THE UNDERSIGNED, President of THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/ Judy A. Rice
Judy A. Rice, President

L:\MFApps\CLUSTER RETAIL\N-14s 2006\SP Balanced into Dryden Active Allocation\Filings\Exhibits\Final Articles Supplementary.DOC

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